CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 1 of our report dated April 2, 2018 (except for the effects of the restatements discussed in Note 19 as to which the date is August 16, 2018) relating to the consolidated financial statements of Boxlight Corporation as of December 31, 2017 and 2016 and each of the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

September 25 , 2018